EXHIBIT 32.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Maverick Oil and Gas, Inc. (the "Company") on Form 10-KSB for the period ending August 31, 2004, as filed with the United States Securities and Exchange Commission on the date hereof (the "Report"), I, Michael Garland, Chief Executive Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of The Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                           MAVERICK OIL AND GAS, INC.




                                 By: /s/ Michael Garland
                                     -------------------------------------
                                     Michael Garland
                                     Chief Executive Officer and Treasurer
                                     (Principal executive officer and principal
                                     financial and accounting officer)

Date:  December 23, 2004